EXHIBIT 10.23

PROMISSORY NOTE

$53,902.07	March 2, 2005
Principal Amount	Oceanside, CA

FOR VALUE RECEIVED IN THE PAYOFF OF EMTEX LEASING CORP, LEASE # 01-001-020635-01-0001, and pursuant to the terms of this Promissory Note (this “Note”), the undersigned DICKIE WALKER MARINE, INC., a Delaware corporation (the “Maker”), 1405 South Coast Highway, Oceanside, CA 92054, promises to pay to the order of Gerald W. Montiel (“Montiel”), 6206 Avenida Cresta, La Jolla, CA 92037, the principal amount of $53,902.07 (the “Principal”) together with interest on the outstanding Principal from and after the date hereof accruing at eight percent per annum (8.0%) (the “Interest”). Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding. (The outstanding Principal and all accrued but unpaid Interest thereon is hereinafter collectively referred to as the “Indebtedness.”). All amounts payable hereunder are payable in lawful money of the United States of America. This Note may be prepaid at any time.

A. Amount and Place of Payment. Maker’s payment of Principal and Interest or any portion thereof to Montiel shall occur upon the demand of Montiel. In all events, Interest and/or Principal shall be payable at the address of Montiel as provided herein, or at such other place as Montiel may from time to time designate by written notice to Maker.

B. Application of Amount Paid. All payments on this Note shall be applied first to the payment of accrued Interest, and, after all such Interest has been paid, any remainder shall be applied to reduction of the Principal balance.

C. Default. Any one or more of the following shall constitute an event of default (“Event of Default”) of this Note, immediately upon the happening thereof, except as otherwise provided in this paragraph:

1. Maker’s failure to pay any amount under this Note within ten days after written notice of nonpayment has been sent via U.S. Mail, postage prepaid, given by Montiel to Maker;

2. Maker’s actual inability, or admission in writing of its inability, to pay its debts, or Maker’s failure to pay its debts generally as they come due, or Maker’s general assignment of this Note for the benefit of Maker’s creditors; or

3. Maker’s failure to comply with any material obligation of this Note.

D. Remedies.

1. Acceleration. Upon the occurrence and during the continuance of an Event of Default, Montiel may, at its option, by notice to Maker, declare the Note due and payable, and the Note shall thereupon be and become, forthwith due and payable together with accrued interest thereon, without presentment, demand, protect or further notice of any kind, all of which are expressly waived to the extent permitted by law. In addition, Montiel may exercise any and all rights and remedies in connection with an Event of Default contained herein and under other applicable law. From and after the date of happening of any Event of Default, the outstanding Principal shall accrue at a default rate of interest (the “Default Rate of Interest”) equal to the lesser of (i) eighteen percent (18%), or (ii) the highest rate permitted by law.

2. Costs and Fees of Enforcement and/or Collection. Following an Event of Default, Maker hereby agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

3. No Waiver by Montiel. The rights and/or powers provided herein are cumulative and not exclusive of any other right and/or power whether provided hereunder, at law, or in equity. Montiel’s exercise, non-exercise, delay or omission in exercising of any right and/or power whether single, partial or complete, and whether

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provided hereunder, at law or in equity, shall not preclude or impair or be construed to be a waiver of any right and/or power whether provided hereunder, or otherwise provided at law or in equity.

E. Waiver of Certain Rights. Maker hereby waives presentment, demand for payment, protest of nonpayment, notice of protest, notice of dishonor, diligence in collection, and any and all other indulgences, and agrees that at any time or from time to time, without notice, the terms of payment hereof may be extended, renewed, modified, changed and/or exchanged by agreement between Montiel and Maker. No renewal or extension of this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker hereunder.

F. Integration and Amendment. This Agreement constitutes the entire agreement between Montiel and Maker hereunder with regard to the subject matter hereof, and supersedes any prior representations, promises, warranties and/or agreements, whether written or otherwise, made by or between Montiel and Maker hereunder with respect to the subject matter hereof, all of which shall be deemed to have been merged into this Note. This Note shall not be amended or modified except by an agreement in writing signed by the parties hereto.

G. Choice of Law and Forum Selection. The rights and obligations of the parties to this Note shall be governed by, and this Note shall be construed, interpreted and otherwise determined in accordance with the laws of the State of California, and Maker hereby agrees that the federal and state courts located in the State of California shall have subject matter jurisdiction to entertain any action brought to enforce, determine or collect upon this Note, any constituent right provided herein, and/or any dispute arising herefrom, and, further voluntarily submits to the personal jurisdiction of such courts regardless of the residence of any party hereto or the place of execution, endorsement or guarantee hereof.

IN WITNESS WHEREOF, Maker has executed this Promissory Note on March 2, 2005.

DICKIE WALKER MARINE, INC.

By:	/s/ Todd W. Schmidt
Name:	Todd W. Schmidt
Chief Financial Officer

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